Exhibit 23.2



                                   LAW OFFICES
                       D O N   A.   P A R A D I S O   P.A.
                     WASHINGTON MUTUAL BANK TOWER (STE. 314)
                          2401 EAST ATLANTIC BOULEVARD
                             POMPANO BEACH, FL 33062
                                 (954) 782-5006












To the Board of Directors of
DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION


                                      re: Form SB-2 Registration Statement


         Don A. Paradiso P.A. hereby consents to the use of its opinion dated August 25, 2003 for use in connection with the SB-2 Registration Statement and Prospectus filed with the Securities and Exchange Commission, and to the filing of such opinion as an exhibit to Amendment no. 2 thereto.




                                        DON A. PARADISO, P.A.



August 29, 2003